UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 28, 2017

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3545 John Hopkins Court, Suite #250

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 731-8389

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On August 31, 2017, aTyr Pharma, Inc. (the “Company”) closed a private placement (the “Private Placement”) in accordance with the Securities Purchase Agreement that the Company entered into on August 27, 2017 with a select group of institutional investors, including Viking Global Investors, EcoR1 Capital, Redmile Group, and other accredited investors, certain of whom are affiliated with the directors and officers of the Company.

In connection with the closing of the Private Placement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Class X Convertible Preferred Stock with the Secretary of State of Delaware on August 28, 2017, pursuant to which the Company designated 2,285,952 shares of its authorized and unissued undesignated preferred stock as Class X Convertible Preferred Stock. The Certificate of Designation is filed hereto as Exhibit 3.1 and incorporated by reference herein. A summary of the rights, preferences and privileges of the Class X Convertible Preferred Stock is contained under “Item 1.01 Entry into a Material Definitive Agreement,” in the Company’s Form 8-K filed with the Securities and Exchange Commission on August 28, 2017, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Class X Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ John T. Blake
John T. Blake
Senior Vice President, Finance

Date: August 31, 2017

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Class X Convertible Preferred Stock

4